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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-8 of WorldNet Resource Group, Inc. of our report dated June 9, 2000 relating to the consolidated financial statements of WorldNet Resource Group, Inc. and to the reference made to our firm under the caption "Experts" which appear in such documents.


     /S/ A.J. Robbins, P.C.
     Denver, Colorado
     February 2, 2001



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